UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	54-2086934
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

1000 Abernathy Road, Suite 1200	30328
Atlanta, Georgia	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Tangible Equity Units	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration file number to which this form relates: 333-163110

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Beazer Homes USA, Inc. (the “Company”) is registering its 7.25% Tangible Equity Units (the “Units”) pursuant to this Form 8-A. A description of the Units is contained under the headings “Description of Stock Purchase Contracts and Stock Purchase Units” and “Description of Units” in the prospectus forming a part of the Company’s Registration Statement on Form S-3 (Registration Number 333-163110). Such description shall be deemed to be incorporated by reference herein. A description of the Units also is included in the sections captioned “Description of the Units,” “Description of the Purchase Contracts” and “Description of the Amortizing Notes” in the Company’s Prospectus Supplement dated May 4, 2010 filed pursuant to Rule 424(b). Such prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

1.	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on December 2, 2008)

2.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on May 3, 2010)

3.	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-12822) filed on July 1, 2008)

4.	Registration Statement on Form S-3 (Registration No. 333-163110) (incorporated herein by reference filed on November 13, 2009, as amended on December 16, 2009)

5.	Indenture, between the Company and U.S. Bank National Association as trustee, dated April 17, 2002 (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4 (File No. 333-92470) filed on July 16, 2002)

6.	Form of Debt Security (included in Exhibit 5 herein)

7.	Purchase Contract Agreement between the Company and U.S. Bank National Association (to be filed by amendment)

8.	Supplemental Indenture, between the Company and U.S. Bank National Association as trustee (to be filed by amendment)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEAZER HOMES USA, INC.

Date: May 5, 2010	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury Executive Vice President, General Counsel and Corporate Secretary